Exhibit 13

                                       JEFFERSON NATIONAL LIFE INSURANCE COMPANY
                                           9920 Corporate Campus Drive #1000
 [JEFFERSON NATIONAL LOGO]                    Louisville, Kentucky 40223
                                            T: 502-587-7626 o F: 502-587-7628


      BE IT KNOWN TO ALL PERSONS, that the individual who has signed below constitutes and appoints CRAIG A. HAWLEY as his true and lawful attorney-in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to the Registration Statements listed below , and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent or any of them, or their substitutes, shall do or cause to be done by virtue thereof.



      Jefferson National Life Annuity Account F

      Jefferson National Life Annuity Account H

      Jefferson National Life Annuity Account I

      Jefferson National Life Annuity Account J

      Jefferson National Life Annuity Account K

      Jefferson National Life Advisor Variable Annuity Account

      Jefferson National Life Annuity Account G

      Jefferson National Life Annuity Account C

      Jefferson National Life Annuity Account E



/s/Laurence P. Greenberg                                        04/11/05
------------------------                                        --------------

Laurence P. Greenberg                                                  Date

Director, Chief Executive Officer and President